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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 28, 2022
Date of Report (Date of earliest event reported)

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road,
Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

(703) 724-3800
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name, former address, and former fiscal year, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TLS	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Appointment of Chief Accounting Officer
On February 28, 2022, Ms. Victoria Harding, age 52, joined Telos Corporation (the “Company”) as controller and chief accounting officer and serves as the principal accounting officer of the Company. She reports directly to Mr. Mark Bendza, Executive Vice President, Chief Financial Officer. Ms. Harding receives an annual salary of $235,000 and standard company benefits. She will also receive 34,843 restricted stock units (RSUs) of common stock on March 1, 2022. The RSUs will vest over three years – 45% on the first anniversary, 35% on the second anniversary and 15% on the third anniversary – subject to continuous employment. This equity award is subject to the Company’s customary award agreement.
Previously, Ms. Harding served as vice present and controller from 2015 to 2018 and then as senior vice president, controller and chief accounting officer from 2018 until 2022 at CleanChoice Energy, a supplier of clean energy in Washington, D.C. Prior to CleanChoice, she worked as controller or financial director at various government contracting and technology companies. Ms. Harding also has five years of experience in public accounting. Ms. Harding received her B.S. in Accounting from Rutgers University, and an M.B.A. with a concentration in Corporate Financial Management from Virginia Polytechnic Institute and State University. In addition, Ms. Harding is a Certified Public Accountant in Virginia.
Adoption of Annual Incentive Plan
On February 25, 2022, the Board of Directors of Telos Corporation (the “Company”) adopted the Annual Incentive Plan (“AIP”), a copy of which is attached to this Current Report on form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The Company’s senior officers and senior staff members are eligible for incentive bonus awards under the AIP. The purpose of the AIP is to provide each senior officer or senior staff member the opportunity annually to earn a bonus as an incentive to put forth maximum efforts for both our short-term and long-term success and to drive achievement of the Company’s growth and profitability objectives. Awards under the AIP will be based upon one or more financial performance targets as determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”) on an annual basis and payable in shares of the Company’s common stock. Awards under the AIP are an integral component of compensation that link and reinforce executive decision-making and performance with the annual objectives of the Company. The AIP is administered by the Compensation Committee. The Compensation Committee has the discretion to determine performance targets, the amount of the awards, and leverage features, which generally are established in writing prior to or during the first quarter of each year.
Item 9.01.    Financial Statements and Exhibits.

99.1	Annual Incentive Plan
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S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

By:	/s/ E. Hutchinson Robbins, Jr.
E. Hutchinson Robbins, Jr.
Executive Vice President, General Counsel
Date:  February 28, 2022
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